UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - January 18, 2008

MYSTARU.COM, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	333-62236	35-2089848
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9/F., Beijing Business World,
56 Dongxinglong Avenue, CW District, Beijing, China 100062
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code - (86) 10 6702 6968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 18, 2008, Yan Liu resigned as a director of MyStarU.com, Inc. (the “Company”). Ms. Liu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of January 18, 2008, the Company’s Board of Directors appointed Yulong Zhu to replace Ms. Liu as a director of the Company. Mr. Zhu has also been a member of the board of directors of Subaye.com, Inc., a majority-owned subsidiary of the Company, from July 2007 to present. From June 2006 to June 2007, Mr. Zhu was the assistant to the CEO of Subaye.com, Inc. Before June 2006, Mr. Zhu was the assistant to the Chief Information Officer of the Company. Mr. Zhu is a graduate of the College of Economics and Management of South China Agricultural University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSTARU.COM, INC.

Dated: January 23, 2008
	By:	/s/ Alan Lun
Alan Lun Chief Executive Officer